Exhibit 99

THE MIDLAND COMPANY
7000 MIDLAND BOULEVARD
AMELIA, OHIO 45102-2607
(513) 943-7100

MAILING ADDRESS
P.O BOX 1256
CINCINNATI, OHIO 45201

For Immediate Release	October 7, 2004

Contact:
John I. Von Lehman, Executive Vice President and CFO
(513) 943-7100

The Midland Company Projects Third Quarter Profit Despite Hurricanes

✓ Non-catastrophe Underwriting Results Ahead of Plan

✓ Full-Year Outlook Still Within Range

Cincinnati, Ohio, October 7, 2004 — The Midland Company (Nasdaq: MLAN), a highly focused provider of specialty insurance products and services, today projected a third quarter profit, despite volatile weather conditions during the quarter. “We are anticipating earnings per share for the third quarter to be between 11 cents and 15 cents (after-tax, diluted), which includes approximately 1 cent for realized capital gains,” said John W. Hayden, Midland’s president and chief executive officer. “We are pleased to report that we are still on track to meet the low end of our previously reported full-year earnings per share guidance of $2.40 to $2.60, which includes an estimated 19 cents of realized capital gains.”

Hayden also commented on the impact from hurricanes Charley, Frances, Ivan and Jeanne. “While we are certainly saddened by the impact that these storms have had on the residents of the afflicted areas, we are proud that our claims team has been so responsive in helping these folks get on with their lives. Right now, we are estimating after-tax losses from these hurricanes, after considering reinsurance recoveries and other catastrophe-related items, to be approximately $18.0 million or 93 cents per share (after-tax, diluted). Typically, we would expect third quarter catastrophe losses in the range of 25 to 30 cents per share.”

Hayden continued, “We are truly encouraged to see the positive non-catastrophe underwriting results from our core business lines, particularly in our manufactured housing, motorcycle, watercraft and site-built dwelling lines. These results demonstrate the benefit of the underwriting actions we have taken over the last several years, such as tightened underwriting criteria and rate increases. We believe these strong non-catastrophe underwriting results, coupled with our comprehensive reinsurance program and disciplined underwriting approach, demonstrate our fundamental strength and stability. We have certainly established a solid foundation for profitable growth for 2005 and beyond.”

About the Company

Midland, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which accounts for approximately 96 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways. Midland’s common stock is traded on the Nasdaq National Market under the symbol MLAN. Additional information on the company can be found on the Internet at www.midlandcompany.com.

The Midland Company Projects Third Quarter Profit Despite Hurricanes
October 7, 2004

Forward Looking Statements Disclosure

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include certain discussions relating to underwriting, premium and investment income volume, business strategies, profitability and business relationships, as well as any other statements concerning the year 2004 and beyond. The forward-looking statements involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated in those statements. Factors that might cause results to differ from those anticipated include, without limitation, adverse weather conditions, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the company or its subsidiaries, changes in the business tactics or strategies of the company, its subsidiaries or its current or anticipated business partners, the financial condition of the company’s business partners, acquisitions or divestitures, changes in market forces, litigation and the other risk factors that have been identified in the company’s filings with the SEC, any one of which might materially affect the operations of the company or its subsidiaries. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.